PRICING SUPPLEMENT dated May 7, 2025

(To the Prospectus and Prospectus Supplement, each dated April
13, 2023, Product Supplement no. WF-1-I dated April 13, 2023,
Underlying Supplement no. 1-I dated April 13, 2023 and
Prospectus Addendum dated June 3, 2024)

Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-270004 and 333-270004-01
JPMorgan Chase Financial Company LLC Global Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

$605,000 Market Linked Securities — Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the Dow Jones Industrial Average® due May 10, 2029

■   Linked to the lowest performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the Dow Jones Industrial Average® (each referred to as an “Underlying”)

■  Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Whether the securities are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount, will depend, in each case, on the closing value of the lowest performing Underlying on the relevant call date. The lowest performing Underlying on any call date is the Underlying that has the lowest underlying return on that call date, calculated for each Underlying as the percentage change from its starting value to its closing value on that call date.

■  Automatic Call. If the closing value of the lowest performing Underlying on any call date is greater than or equal to its starting value, the securities will be automatically called for the principal amount plus the call premium applicable to that call date. The call premium applicable to each call date will be a percentage of the principal amount that increases for each call date based on a simple (non-compounding) return of approximately 12.10% per annum. Please see “Terms of the Securities — Call Dates and Call Premiums” below for the call dates and call premiums

■  Maturity Payment Amount. If the securities are not automatically called, at maturity, you will receive a maturity payment amount that could be equal to or less than the principal amount depending on the closing value of the lowest performing Underlying on the final calculation day as follows:

▪      If the closing value of the lowest performing Underlying on the final calculation day is greater than or equal to 75% of its starting value (its “threshold value”), you will receive the principal amount.

▪      If the closing value of the lowest performing Underlying on the final calculation day is less than its threshold value, you will have full downside exposure to the decrease in the value of that Underlying from its starting value, and you will lose more than 25%, and possibly all, of the principal amount.

■  Investors may lose a significant portion or all of the principal amount.

■  Any positive return on the securities will be limited to the applicable call premium, even if the closing value of the lowest performing Underlying on the applicable call date significantly exceeds its starting value. You will not participate in any appreciation of any Underlying beyond the applicable fixed call premium.

■  Your return on the securities will depend solely on the performance of the lowest performing Underlying on each call date. You will not benefit in any way from the performance of the better performing Underlyings. Therefore, you will be adversely affected if any Underlying performs poorly, even if the other Underlyings perform favorably.

■  The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

■  No periodic interest payments or dividends

■  No exchange listing; designed to be held to maturity

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” on page PS-12 in this pricing supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Fees and Commissions(2)(3)	Proceeds to Issuer
Per Security	$1,000.00	$25.75	$974.25
Total	$605,000.00	$15,578.75	$589,421.25
(1)	See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the securities.
(2)	Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of $25.75 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $20.00 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	In respect of certain securities sold in this offering, J.P. Morgan Securities LLC, which we refer to as JPMS, may pay a fee of $3.00 per security to selected dealers in consideration for marketing and other services in connection with the distribution of the securities to other dealers.

The estimated value of the securities, when the terms of the securities were set, was $951.90 per security. See “The Estimated Value of the Securities” in this pricing supplement for additional information.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the Dow Jones Industrial Average® due May 10, 2029

Terms of the Securities

Issuer:	JPMorgan Chase Financial Company LLC, a direct, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Underlyings:	Financial Select Sector SPDR® Fund (Bloomberg ticker: XLF) and Utilities Select Sector SPDR® Fund (Bloomberg ticker: XLU) (each referred to as a “Fund,” and collectively as the “Funds”) and Dow Jones Industrial Average® (Bloomberg ticker: INDU) (referred to as the “Index,” and collectively with the Funds, as the “Underlyings”)
Pricing Date:	May 7, 2025
Issue Date:	May 12, 2025
Stated Maturity Date[1]:	May 10, 2029
Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Automatic Call:

If the closing value of the lowest performing Underlying on any call date is greater than or equal to its starting value, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the principal amount plus the call premium applicable to the relevant call date. The final call date is the final calculation day, and payment upon an automatic call on the final calculation day, if applicable, will be made on the stated maturity date.

Any positive return on the securities will be limited to the applicable call premium, even if the closing value of the lowest performing Underlying on the applicable call date significantly exceeds its starting value. You will not participate in any appreciation of any Underlying beyond the applicable call premium.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after that call settlement date.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the Dow Jones Industrial Average® due May 10, 2029

The call premium applicable to each call date will be a percentage of the principal amount that increases for each call date based on a simple (non-compounding) return of approximately 12.10% per annum.
	Call Date	Call Premium	Payment per Security upon an Automatic Call
Call Dates[1] and Call Premiums:

May 12, 2026

June 12, 2026

July 13, 2026

August 12, 2026

September 14, 2026

October 12, 2026

November 12, 2026

December 14, 2026

January 12, 2027

February 12, 2027

March 12, 2027

April 12, 2027

May 12, 2027

June 14, 2027

July 12, 2027

August 12, 2027

September 13, 2027

October 12, 2027

November 12, 2027

December 13, 2027

January 12, 2028

February 14, 2028

March 13, 2028

April 12, 2028

May 12, 2028

June 12, 2028

July 12, 2028

August 14, 2028

September 12, 2028

October 12, 2028

November 13, 2028

December 12, 2028

January 12, 2029

February 12, 2029

March 12, 2029

April 12, 2029

May 7, 2029

(the “final calculation day”)

12.100% of the principal amount

13.108% of the principal amount

14.117% of the principal amount

15.125% of the principal amount

16.133% of the principal amount

17.142% of the principal amount

18.150% of the principal amount

19.158% of the principal amount

20.167% of the principal amount

21.175% of the principal amount

22.183% of the principal amount

23.192% of the principal amount

24.200% of the principal amount

25.208% of the principal amount

26.217% of the principal amount

27.225% of the principal amount

28.233% of the principal amount

29.242% of the principal amount

30.250% of the principal amount

31.258% of the principal amount

32.267% of the principal amount

33.275% of the principal amount

34.283% of the principal amount

35.292% of the principal amount

36.300% of the principal amount

37.308% of the principal amount

38.317% of the principal amount

39.325% of the principal amount

40.333% of the principal amount

41.342% of the principal amount

42.350% of the principal amount

43.358% of the principal amount

44.367% of the principal amount

45.375% of the principal amount

46.383% of the principal amount

47.392% of the principal amount

48.400% of the principal amount

$1,121.00

$1,131.08

$1,141.17

$1,151.25

$1,161.33

$1,171.42

$1,181.50

$1,191.58

$1,201.67

$1,211.75

$1,221.83

$1,231.92

$1,242.00

$1,252.08

$1,262.17

$1,272.25

$1,282.33

$1,292.42

$1,302.50

$1,312.58

$1,322.67

$1,332.75

$1,342.83

$1,352.92

$1,363.00

$1,373.08

$1,383.17

$1,393.25

$1,403.33

$1,413.42

$1,423.50

$1,433.58

$1,443.67

$1,453.75

$1,463.83

$1,473.92

$1,484.00

Call Settlement Date[1]:	Three business days after the applicable call date, provided that the call settlement date for the final call date is the stated maturity date

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the Dow Jones Industrial Average® due May 10, 2029

Maturity Payment Amount:

If the securities are not automatically called, then on the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

•         if the ending value of the lowest performing Underlying on the final calculation day is less than its starting value but greater than or equal to its threshold value: $1,000; or

•         if the ending value of the lowest performing Underlying on the final calculation day is less than its threshold value:

$1,000 + ($1,000 × underlying return of the lowest performing Underlying on the final calculation day)

If the securities are not automatically called and the ending value of the lowest performing Underlying on the final calculation day is less than its threshold value, you will have full downside exposure to the decrease in the value of that Underlying from its starting value, and you will lose more than 25%, and possibly all, of the principal amount of your securities at maturity.

Lowest Performing Underlying:	For any call date, the “lowest performing Underlying” will be the Underlying with the lowest underlying return on that call date.
Underlying Return:

For any call date, the “underlying return” of an Underlying is the percentage change from its starting value to its closing value on that call date, calculated as follows:

closing value on that call date – starting value

  starting value

Threshold Value:

With respect to the Financial Select Sector SPDR® Fund: $37.0875, which is equal to 75% of its starting value

With respect to the Utilities Select Sector SPDR® Fund: $60.5625, which is equal to 75% of its starting value

With respect to the Index: 30,835.4775, which is equal to 75% of its starting value

Starting Value:

With respect to the Financial Select Sector SPDR® Fund: $49.45, its closing value on the pricing date

With respect to the Utilities Select Sector SPDR® Fund: $80.75, its closing value on the pricing date

With respect to the Index: 41,113.97, its closing value on the pricing date

Ending Value:	The “ending value” of an Underlying will be its closing value on the final calculation day.
Closing Value:

With respect to each Fund, “closing value” has the meaning assigned to “fund closing price” as set forth under “The Underlyings — Funds — Certain Definitions” in the accompanying product supplement. The closing value of each Fund is subject to adjustment through the applicable adjustment factor as described in the accompanying product supplement.

With respect to the Index, “closing value” has the meaning assigned to “closing level” as set forth under “The Underlyings — Indices — Certain Definitions” in the accompanying product supplement.

Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the accompanying product supplement.
Calculation Agent:	J.P. Morgan Securities LLC (“JPMS”)
Tax Considerations:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP:	48136DU21

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the Dow Jones Industrial Average® due May 10, 2029

Fees and Commissions:

Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of $25.75 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $20.00 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

In addition, in respect of certain securities sold in this offering, JPMS may pay a fee of $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We, WFS or an affiliate may enter into swap agreements or related hedge transactions with one of our or their other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS, WFS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Supplemental Use of Proceeds” below and “Use of Proceeds and Hedging” in the accompanying product supplement.

1 Subject to postponement in the event of a non-trading day or a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement. For purposes of the accompanying product supplement, the call dates are Determination Dates and the call settlement dates are Payment Dates.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the Dow Jones Industrial Average® due May 10, 2029

Additional Information about the Issuer, the Guarantor and the Securities

You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these securities are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. WF-1-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029547/ea152823_424b2.pdf
•	Underlying supplement no. 1-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf
•	Prospectus supplement and prospectus, each dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
•	Prospectus addendum dated June 3, 2024:

http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the Dow Jones Industrial Average® due May 10, 2029

The Estimated Value of the Securities

The estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities is determined when the terms of the securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates” in this pricing supplement.

The estimated value of the securities is lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Is Lower Than the Original Issue Price (Price to Public) of the Securities” in this pricing supplement.

Secondary Market Prices of the Securities

For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be approximately four months. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period” in this pricing supplement.

Supplemental Use of Proceeds

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “Hypothetical Examples and Returns” in this pricing supplement for an illustration of the risk-return profile of the securities and “The Financial Select Sector SPDR® Fund,” “The Utilities Select Sector SPDR® Fund” and “The Dow Jones Industrial Average®” in this pricing supplement for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Supplemental Terms of the Securities

Any values of the Underlyings, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the securities. Notwithstanding anything to the contrary in the indenture governing the securities, that amendment will become effective without consent of the holders of the securities or any other party.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the Dow Jones Industrial Average® due May 10, 2029

Notwithstanding anything to the contrary in the accompanying product supplement, any dollar amount payable on the securities will be rounded to the nearest cent, with one-half cent rounded upward.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the Dow Jones Industrial Average® due May 10, 2029

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for you if all of the following statements are true:

▪	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.
▪	You anticipate that the closing value of the lowest performing Underlying on at least one call date will be greater than or equal to its starting value.
▪	You are willing and able to accept that you will not participate in any appreciation of any Underlying, which may be significant, and that any potential return on the securities is limited to the applicable call premium, if any, paid on the securities.
▪	You are willing and able to accept the risk that, if the securities are not automatically called and the ending value of the lowest performing Underlying on the final calculation day is less than its threshold value, you will lose more than 25%, and possibly all, of the principal amount of your securities at maturity.
▪	You are willing and able to accept the risk that the securities may be automatically called, that you will not receive a higher call premium payable with respect to a later call date if the securities are called on an earlier call date and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.
▪	You understand that the return on the securities will depend solely on the performance of the lowest performing Underlying on each call date and that you will not benefit in any way from the performance of the better performing Underlyings.
▪	You understand that the securities are riskier than alternative investments linked to only one of the Underlyings or linked to a basket composed of the Underlyings.
▪	You understand and are willing to accept the full downside risks of all of the Underlyings.
▪	You are willing and able to accept the risks associated with an investment linked to the performance of the lowest performing Underlying, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the Funds or the securities held by or composing the Underlyings, nor will you have any voting rights with respect to the Funds or the securities held by or composing the Underlyings.
▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to maturity if the securities are not automatically called.
▪	You are willing and able to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The securities may not be an appropriate investment for you if any of the following statements are true:

▪	You seek an investment that produces periodic interest or coupon payments or other sources of current income.
▪	You anticipate that the closing value of the lowest performing Underlying on each call date will be less than its starting value.
▪	You seek an investment that participates in the full appreciation of any or all of the Underlyings rather than an investment with a return that is limited to the applicable call premium, if any, paid on the securities.
▪	You seek an investment that provides for the full repayment of principal at maturity and/or you are unwilling or unable to accept the risk that, if the securities are not automatically called and the ending value of the lowest performing Underlying on the final calculation day is less than its threshold value, you will lose more than 25%, and possibly all, of the principal amount of your securities at maturity.
▪	You are unwilling or unable to accept the risk that the securities may be automatically called, that you will not receive a higher call premium payable with respect to a later call date if the securities are called on an earlier call date and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.
▪	You seek exposure to a basket composed of all of the Underlyings or a similar investment in which the overall return is based on a blend of the performances of the Underlyings, rather than solely on the lowest performing Underlying on a call date.
▪	You are unwilling to accept the risk of exposure to each of the Underlyings.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the Dow Jones Industrial Average® due May 10, 2029

▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the lowest performing Underlying, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You seek an investment that entitles you to dividends or distributions that may be paid to holders of the Funds or the securities held by or composing the Underlyings, or voting rights related to, the Funds or the securities held by or composing the Underlyings.
▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to maturity if the securities are not automatically called.
▪	You are unwilling or unable to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” section in this pricing supplement, the “Risk Factors” sections in the accompanying prospectus supplement and product supplement and Annex A to the accompanying prospectus addendum. For more information about the Underlyings, please see the sections titled “The Financial Select Sector SPDR® Fund,” “The Utilities Select Sector SPDR® Fund” and “The Dow Jones Industrial Average®” below.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the Dow Jones Industrial Average® due May 10, 2029

Determining Timing and Amount of Payment on the Securities

Whether the securities are automatically called on any call date for the applicable call premium will each be determined based on the closing value of the lowest performing Underlying on the applicable call date as follows:

Step 1: Determine which Underlying is the lowest performing Underlying on the relevant call date. The lowest performing Underlying on any call date is the Underlying that has the lowest underlying return on that call date, calculated for each Underlying as the percentage change from its starting value to its closing value on that call date.

Step 2: Determine whether the securities will be automatically called based on the closing value of the lowest performing Underlying on the relevant call date, as follows:

If the securities are not automatically called, then on the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the Dow Jones Industrial Average® due May 10, 2029

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in any or all of the Underlyings or their components. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating to the Securities Generally

•	If the Securities Are Not Automatically Called and the Ending Value of the Lowest Performing Underlying on the Final Calculation Day Is Less Than Its Threshold Value, You Will Lose More Than 25%, and Possibly All, of the Principal Amount of Your Securities at Maturity — The securities do not guarantee the full return of principal. If the securities are not automatically called, the return on the securities at maturity is linked to the performance of the lowest performing Underlying on the final calculation day and will depend on the extent to which that Underlying has depreciated. If the ending value of the lowest performing Underlying on the final calculation day is less than its threshold value, you will lose 1% of the principal amount of the securities for every 1% that its ending value is less than its starting value. Accordingly, under these circumstances, you will lose more than 25%, and possibly all, of your principal amount at maturity.
•	The Potential Return on the Securities Is Limited to the Call Premium — The potential return on the securities is limited to the applicable call premium, regardless of any appreciation of any Underlying, which may be significant. You will not participate in any appreciation of any Underlying. Therefore, your return on the securities may be lower than the return on a direct investment in the Underlyings. Furthermore, if the securities are called on an earlier call date, you will receive a lower call premium than if the securities were called on a later call date, and accordingly, if the securities are called on one of the earlier call dates, you will not receive the highest potential call premium.
•	You Will Be Subject to Reinvestment Risk — If your securities are automatically called early, the term of the securities may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity. Even in cases where the securities are called before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.
•	The Securities Are Subject to the Credit Risks of JPMorgan Financial and JPMorgan Chase & Co. — Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
•	As a Finance Subsidiary, JPMorgan Financial Has No Independent Operations and Has Limited Assets — As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan Chase & Co. to meet our obligations under the securities. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the securities as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
•	You Are Exposed to the Risk of Decline in the Value of Each Underlying— Payments on the securities are not linked to a basket composed of the Underlyings and are contingent upon the performance of each individual Underlying. Poor performance by any of the Underlyings over the term of the securities may result in the securities not being automatically called on a call date and may negatively affect your maturity payment amount and will not be offset or mitigated by positive performance by the other Underlyings. Any payment on the securities will be determined by the lowest performing Underlying on the relevant call date.
•	Your Maturity Payment Amount Will Be Determined by the Lowest Performing Underlying — Because, if the securities have not been automatically called, the maturity payment amount will be determined based on the performance of the lowest performing Underlying on the final calculation day, you will not benefit from the performance of the other Underlyings. Accordingly, if the ending value of any Underlying is less than its threshold value, you will lose a significant portion or all of your principal amount at maturity, even if the ending value of each of the other Underlyings is greater than or equal to its starting value.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the Dow Jones Industrial Average® due May 10, 2029

•	You Will Be Subject to Risks Resulting from the Relationship Among the Underlyings — It is preferable from your perspective for the Underlyings to be correlated with each other so that their values will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underlyings will not exhibit this relationship. The less correlated the Underlyings, the more likely it is that one of the Underlyings will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for any of the Underlyings to perform poorly; the performance of the better performing Underlyings is not relevant to your return on the securities. It is impossible to predict what the relationship among the Underlyings will be over the term of the securities.
•	No Interest or Dividend Payments or Voting Rights — As a holder of the securities, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the Funds or the securities held by the Funds or included in the Index would have.
•	Lack of Liquidity — The securities will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS or WFS is willing to buy the securities. You may not be able to sell your securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.
•	The U.S. Federal Tax Consequences of the Securities Are Uncertain, and May Be Adverse to a Holder of the Securities — See “Tax Considerations” below and “Risk Factors — Risks Relating to the Notes Generally — The tax consequences of an investment in the notes are uncertain” in the accompanying product supplement.

Risks Relating to Conflicts of Interest

•	Potential Conflicts — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities when the terms of the securities are set, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

•	The Estimated Value of the Securities Is Lower Than the Original Issue Price (Price to Public) of the Securities — The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities exceeds the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates — The estimated value of the securities is determined by reference to internal pricing models of our affiliates when the terms of the securities are set. This estimated value of the securities is based on market conditions and other relevant factors existing at that time and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate — The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the Dow Jones Industrial Average® due May 10, 2029

•	The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period — We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Secondary Market Prices of the Securities” in this pricing supplement for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
•	Secondary Market Prices of the Securities Will Likely Be Lower Than the Original Issue Price of the Securities — Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the stated maturity date could result in a substantial loss to you. See the immediately following risk consideration for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Risks Relating to the Securities Generally — Lack of Liquidity” above.

•	Many Economic and Market Factors Will Impact the Value of the Securities — As described under “The Estimated Value of the Securities” in this pricing supplement, the securities can be thought of as securities that combine a fixed-income debt component with one or more derivatives. As a result, the factors that influence the values of fixed-income debt and derivative instruments will also influence the terms of the securities at issuance and their value in the secondary market. Accordingly, the secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the values of the Underlyings, including:
•	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
•	customary bid-ask spreads for similarly sized trades;
•	our internal secondary market funding rates for structured debt issuances;
•	the actual and expected volatility of the Underlyings;
•	the time to maturity of the securities;
•	the dividend rates on the Funds and the equity securities held by the Funds or included in the Index;
•	the occurrence of certain events affecting either Fund that may or may not require an adjustment to the adjustment factor of either Fund;
•	the actual and expected positive or negative correlation among the Underlyings, or the actual or expected absence of any such correlation;
•	interest and yield rates in the market generally; and
•	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements.  This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the Underlyings

•	Each of JPMorgan Chase & Co. and Wells Fargo & Company (the Parent Company of WFS) Is Currently One of the Companies that Make Up the Financial Select Sector SPDR® Fund and Its Fund Underlying Index, and JPMorgan Chase & Co. Is Currently One of the Companies that Make Up the Index — Each of JPMorgan Chase & Co. and Wells Fargo & Company (the parent company of WFS) is currently one of the companies that make up the Financial Select Sector SPDR® Fund and its fund underlying index (as defined under “the Financial Select Sector SPDR® Fund” below), and JPMorgan Chase & Co is currently one of the companies that make up the Index. JPMorgan Chase & Co. and Wells Fargo & Company will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the value of the Financial Select Sector SPDR® Fund, its fund underlying index or the Index and the securities.
•	There Are Risks Associated with the Funds — Although shares of the Funds are listed for trading on a securities exchange and a number of similar products have been trading on a securities exchange for varying periods of time, there is no assurance that

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the Dow Jones Industrial Average® due May 10, 2029

an active trading market will continue for the shares of the Funds or that there will be liquidity in the trading market. The Funds are subject to management risk, which is the risk that the investment strategies of the applicable Fund’s investment adviser, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market prices of the shares of the Funds and, consequently, the value of the securities.

•	The Performance and Market Value of Each Fund, Particularly During Periods of Market Volatility, May Not Correlate with the Performance of that Fund’s Fund Underlying Index As Well As the Net Asset Value Per Share — Each Fund does not fully replicate its fund underlying index (each as defined under “The Financial Select Sector SPDR® Fund” and “The Utilities Select Sector SPDR® Fund” below) and may hold securities different from those included in its fund underlying index. In addition, the performance of each Fund will reflect additional transaction costs and fees that are not included in the calculation of its fund underlying index. All of these factors may lead to a lack of correlation between the performance of each Fund and its fund underlying index. In addition, corporate actions with respect to the equity securities underlying a Fund (such as mergers and spin-offs) may impact the variance between the performances of that Fund and its fund underlying index. Finally, because the shares of each Fund are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of each Fund may differ from the net asset value per share of that Fund.

During periods of market volatility, securities underlying each Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of that Fund and the liquidity of that Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of a Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of a Fund. As a result, under these circumstances, the market value of shares of a Fund may vary substantially from the net asset value per share of that Fund. For all of the foregoing reasons, the performance of each Fund may not correlate with the performance of its fund underlying index as well as the net asset value per share of that Fund, which could materially and adversely affect the value of the securities in the secondary market and/or reduce any payment on the securities.

•	The Securities Are Subject to Risks Associated with the Financial Sector with Respect to the Financial Select Sector SPDR® Fund — All or substantially all of the equity securities held by the Financial Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the financial sector. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Financial services companies are subject to extensive government regulation, which may limit both the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge, the scope of their activities, the prices they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change or due to increased competition. In addition, deterioration of the credit markets generally may cause an adverse impact in a broad range of markets, including U.S. and international credit and interbank money markets generally, thereby affecting a wide range of financial institutions and markets. Certain events in the financial sector may cause an unusually high degree of volatility in the financial markets, both domestic and foreign, and cause certain financial services companies to incur large losses. Securities of financial services companies may experience a dramatic decline in value when these companies experience substantial declines in the valuations of their assets, take action to raise capital (such as the issuance of debt or equity securities) or cease operations. Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment activities can negatively impact the financial sector. Insurance companies may be subject to severe price competition. Adverse economic, business or political developments could adversely affect financial institutions engaged in mortgage finance or other lending or investing activities directly or indirectly connected to the value of real estate. These factors could affect the financial sector and could affect the value of the equity securities held by the Financial Select Sector SPDR® Fund and the price of the Financial Select Sector SPDR® Fund during the term of the securities, which may adversely affect the value of your securities.
•	The Securities Are Subject to Risks Associated with the Utilities Sector with Respect to the Utilities Select Sector SPDR® Fund — All or substantially all of the equity securities held by the Utilities Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the utilities sector. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Utility companies are affected by supply and demand, operating costs, government regulation, environmental factors, liabilities for environmental damage and general civil liabilities and rate caps or rate changes. Although rate changes of a regulated utility usually fluctuate in approximate correlation with financing costs, due to political and regulatory factors, rate changes ordinarily occur only following a delay after the changes in financing costs. This factor will tend to favorably affect a regulated utility company’s earnings and dividends in times of decreasing costs, but conversely, will tend to adversely affect earnings and dividends when costs are rising. The value of regulated utility equity securities may tend to have an inverse relationship to the movement of interest rates. Certain utility companies have experienced full or partial deregulation in recent years. These utility companies are frequently more similar to industrial companies in that they are subject to greater competition and have been permitted by regulators to diversify outside of their original geographic regions and their traditional lines of business. These opportunities may permit certain utility companies to earn more than their traditional regulated rates of return. Some companies, however, may be forced to defend their core business and may be less profitable. In addition, natural disasters, terrorist attacks, government intervention or other factors may render a utility company’s equipment unusable or obsolete and negatively impact profitability. Among the risks that may affect

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the Dow Jones Industrial Average® due May 10, 2029

utility companies are the following: risks of increases in fuel and other operating costs; the high cost of borrowing to finance capital construction during inflationary periods; restrictions on operations and increased costs and delays associated with compliance with environmental and nuclear safety regulations; and the difficulties involved in obtaining natural gas for resale or fuel for generating electricity at reasonable prices.  Other risks include those related to the construction and operation of nuclear power plants, the effects of energy conservation and the effects of regulatory changes.  These factors could affect the utilities sector and could affect the value of the equity securities held by the Utilities Select Sector SPDR® Fund and the price of the Utilities Select Sector SPDR® Fund during the term of the securties, which may adversely affect the value of your securities.

•	The Anti-Dilution Protection Is Limited and May Be Discretionary — The calculation agent will, in its sole discretion, adjust the adjustment factor, which will be set initially at 1.0, of a Fund for certain events affecting that Fund, such as stock splits. However, the calculation agent is not required to make an adjustment for every event that can affect a Fund. If such a dilution event occurs and the calculation agent is not required to make an adjustment, the value of the securities may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any dilutive or concentrative effect, but the calculation agent is under no obligation to do so.
•	Any Payment on the Securities Will Depend upon the Performance of Each Underlying and Therefore the Securities Are Subject to the Following Risks, Each as Discussed in More Detail in the Accompanying Product Supplement.
•	You Will Have No Ownership Rights in Any Underlying or Any of the Securities Held by or Included in the Underlyings. Investing in the securities is not equivalent to investing directly in any or all of the Underlyings or any of the securities underlying the Underlyings or exchange-traded or over-the-counter instruments based on any of the foregoing. As an investor in the securities, you will not have any ownership interests or rights in any of the foregoing.
•	Historical Values of an Underlying Should Not Be Taken as an Indication of the Future Performance of That Underlying During the Term of the Securities.
•	The Policies of the Investment Adviser for Each Fund, and the Sponsor of Its Fund Underlying Index, Could Affect the Value of, and Any Amount Payable on, the Securities.
•	The Sponsor of the Index May Adjust the Index in a Way That Affects Its Value, and the Index Sponsor Has No Obligation to Consider Your Interests.
•	We Cannot Control Actions by Any of the Unaffiliated Companies Whose Securities Are Held by or Included in an Underlying.
•	We and Our Affiliates Have No Affiliation with the Sponsor of Either Fund or the Index Sponsor and Have Not Independently Verified Its Public Disclosure of Information.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the Dow Jones Industrial Average® due May 10, 2029

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate the hypothetical payments upon an automatic call or at stated maturity for a security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual starting value or threshold value of any Underlying.

The hypothetical starting value of 100.00 for each Underlying has been chosen for illustrative purposes only and does not represent the actual starting value for any Underlying. The actual starting value for each Underlying is the closing value of that Underlying on the pricing date and is specified under “Key Terms – Starting Value” in this pricing supplement. For historical data regarding the actual closing values of the Underlyings, please see the historical information set forth under “The Financial Select Sector SPDR® Fund,” “The Utilities Select Sector SPDR® Fund” and “The Dow Jones Industrial Average®” in this pricing supplement.

The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The payout profile, return table and examples below do not take into account any tax consequences from investing in the securities. The actual payment upon an automatic call or the maturity payment amount, as applicable, and resulting pre-tax total rate of return will depend on the actual terms of the securities.

Call Premiums:	Call Date	Call Premium*
	1st call date	12.100% of the principal amount
	2nd call date	13.108% of the principal amount
	3rd call date	14.117% of the principal amount
	4th call date	15.125% of the principal amount
	5th call date	16.133% of the principal amount
	6th call date	17.142% of the principal amount
	7th call date	18.150% of the principal amount
	8th call date	19.158% of the principal amount
	9th call date	20.167% of the principal amount
	10th call date	21.175% of the principal amount
	11th call date	22.183% of the principal amount
	12th call date	23.192% of the principal amount
	13th call date	24.200% of the principal amount
	14th call date	25.208% of the principal amount
	15th call date	26.217% of the principal amount
	16th call date	27.225% of the principal amount
	17th call date	28.233% of the principal amount
	18th call date	29.242% of the principal amount
	19th call date	30.250% of the principal amount
	20th call date	31.258% of the principal amount
	21st call date	32.267% of the principal amount
	22nd call date	33.275% of the principal amount
	23rd call date	34.283% of the principal amount
	24th call date	35.292% of the principal amount
	25th call date	36.300% of the principal amount
	26th call date	37.308% of the principal amount
	27th call date	38.317% of the principal amount
	28th call date	39.325% of the principal amount

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the Dow Jones Industrial Average® due May 10, 2029

29th call date	40.333% of the principal amount
30th call date	41.342% of the principal amount
31st call date	42.350% of the principal amount
32nd call date	43.358% of the principal amount
33rd call date	44.367% of the principal amount
34th call date	45.375% of the principal amount
35th call date	46.383% of the principal amount
36th call date	47.392% of the principal amount
Final call date (final calculation day)	48.400% of the principal amount
*Based on the minimums for the call premiums
Hypothetical Starting Value:	With respect to each Underlying, 100.00
Hypothetical Threshold Value:	With respect to each Underlying, 75.00 (75% of its hypothetical starting value)

Hypothetical Payout Profile*

First Call Date
Nineteenth Call Date
Final Call Date
Maturity Payment Amount
Lowest Performing Underlying
Final call date (call premium: 48.400%)
Nineteenth call date (call premium: 30.250%)
First call date (call premium: 12.100%)
contingent downside exposure for decrease of more than 25%
Security Return
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
Hypothetical Percentage Change in Closing Value of Lowest Performing Underlying from Trade Date to Applicable Call Date

*Not all call dates reflected; reflects only the first, nineteenth and final call dates for illustrative purposes only

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the Dow Jones Industrial Average® due May 10, 2029

Hypothetical Returns

If the securities are automatically called:

Hypothetical call date on which securities are automatically called	Hypothetical payment per security on related call settlement date	Hypothetical pre-tax total rate of return(1)
1st call date	$121.00	12.100%
2nd call date	$131.08	13.108%
3rd call date	$141.17	14.117%
4th call date	$151.25	15.125%
5th call date	$161.33	16.133%
6th call date	$171.42	17.142%
7th call date	$181.50	18.150%
8th call date	$191.58	19.158%
9th call date	$201.67	20.167%
10th call date	$211.75	21.175%
11th call date	$221.83	22.183%
12th call date	$231.92	23.192%
13th call date	$242.00	24.200%
14th call date	$252.08	25.208%
15th call date	$262.17	26.217%
16th call date	$272.25	27.225%
17th call date	$282.33	28.233%
18th call date	$292.42	29.242%
19th call date	$302.50	30.250%
20th call date	$312.58	31.258%
21st call date	$322.67	32.267%
22nd call date	$332.75	33.275%
23rd call date	$342.83	34.283%
24th call date	$352.92	35.292%
25th call date	$363.00	36.300%
26th call date	$373.08	37.308%
27th call date	$383.17	38.317%
28th call date	$393.25	39.325%
29th call date	$403.33	40.333%
30th call date	$413.42	41.342%
31st call date	$423.50	42.350%
32nd call date	$433.58	43.358%
33rd call date	$443.67	44.367%
34th call date	$453.75	45.375%
35th call date	$463.83	46.383%
36th call date	$473.92	47.392%
Final call date (final calculation day)	$484.00	48.400%

If the securities are not automatically called:

Hypothetical ending value of the lowest performing Underlying on the final calculation day	Hypothetical underlying return of the lowest performing Underlying	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(1)
99.00	-1.00%	$1,000.00	0.00%
95.00	-5.00%	$1,000.00	0.00%
90.00	-10.00%	$1,000.00	0.00%
80.00	-20.00%	$1,000.00	0.00%
75.00	-25.00%	$1,000.00	0.00%
74.00	-26.00%	$740.00	-26.00%
70.00	-30.00%	$700.00	-30.00%

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the Dow Jones Industrial Average® due May 10, 2029

Hypothetical ending value of the lowest performing Underlying on the final calculation day	Hypothetical underlying return of the lowest performing Underlying	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(1)
60.00	-40.00%	$600.00	-40.00%
50.00	-50.00%	$500.00	-50.00%
25.00	-75.00%	$250.00	-75.00%
0.00	-100.00%	$0.00	-100.00%
(1)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the principal amount of $1,000.

Hypothetical Examples

Example 1. The hypothetical closing value of the lowest performing Underlying on the first call date is greater than its hypothetical starting value and the securities are automatically called on the first call date:

	Financial Select Sector SPDR® Fund	Utilities Select Sector SPDR® Fund	Dow Jones Industrial Average®
Hypothetical starting value:	100.00	100.00	100.00
Hypothetical closing value on first call date:	150.00	140.00	130.00

Step 1: Determine which Underlying is the lowest performing Underlying on the hypothetical first call date.

In this example, the Dow Jones Industrial Average® has the lowest underlying return and is, therefore, the lowest performing Underlying on the first call date.

Step 2: Determine whether the securities will be automatically called on the applicable call settlement date.

Because the hypothetical closing value of the lowest performing Underlying on the first call date is greater than its hypothetical starting value, the securities are automatically called on the first call date and you will receive on the related call settlement date the principal amount of your securities plus a call premium of 12.10% of the principal amount. Even though the lowest performing Underlying on the first call date appreciated by 30.00% from its hypothetical starting value to its hypothetical closing value on the first call date in this example, your return is limited to the call premium of 12.10% that is applicable to that call date.

On the call settlement date, you will receive $1,121.00 per security. You will not receive any further payments after the call settlement date.

Example 2. The securities are not automatically called prior to the final call date (the final calculation day). The hypothetical closing value of the lowest performing Underlying on the final calculation day is greater than its hypothetical starting value and the securities are automatically called on the final calculation day:

	Financial Select Sector SPDR® Fund	Utilities Select Sector SPDR® Fund	Dow Jones Industrial Average®
Hypothetical starting value:	100.00	100.00	100.00
Hypothetical closing value on each call date prior to the final calculation day:	Various (all above starting value)	Various (all below starting value)	Various (all above starting value)
Hypothetical closing value on final calculation day (i.e., the ending value):	120.00	130.00	140.00

Step 1: Determine which Underlying is the lowest performing Underlying on the hypothetical final call date.

In this example, the Financial Select Sector SPDR® Fund has the lowest underlying return and is, therefore, the lowest performing Underlying on the final call date.

Step 2: Determine whether the securities will be automatically called on the applicable call settlement date.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the Dow Jones Industrial Average® due May 10, 2029

Because the hypothetical closing value of the lowest performing Underlying on each call date prior to the final call date (which is the final calculation day) is less than its hypothetical starting value, the securities are not called prior to the final calculation day. Because the closing value of the lowest performing Underlying on the final calculation day is greater than its hypothetical starting value, the securities are automatically called on the final calculation day and you will receive on the related call settlement date (which is the stated maturity date) the principal amount of your securities plus a call premium of 48.40% of the principal amount.

On the call settlement date (which is the stated maturity date), you will receive $1,484.00 per security.

Example 3. The securities are not automatically called. The hypothetical ending value of the lowest performing Underlying on the final calculation day is less than its hypothetical starting value but greater than its hypothetical threshold value and the maturity payment amount is equal to the principal amount:

	Financial Select Sector SPDR® Fund	Utilities Select Sector SPDR® Fund	Dow Jones Industrial Average®
Hypothetical starting value:	100.00	100.00	100.00
Hypothetical closing value on each call date prior to the final calculation day:	Various (all below starting value)	Various (all below starting value)	Various (all below starting value)
Hypothetical ending value:	140.00	120.00	90.00
Hypothetical threshold value:	75.00	75.00	75.00

Step 1: Determine which Underlying is the lowest performing Underlying on the hypothetical final call date.

In this example, the Dow Jones Industrial Average® has the lowest underlying return and is, therefore, the lowest performing Underlying on the final call date.

Step 2: Determine whether the securities will be automatically called on the applicable call settlement date and, if not, determine the maturity payment amount.

Because the hypothetical closing value of the lowest performing Underlying on each call date (including the final calculation day) is less than its hypothetical starting value, the securities are not automatically called.

Because the hypothetical ending value of the lowest performing Underlying on the final calculation day is greater than its hypothetical threshold value, you will receive the principal amount of your securities at maturity.

On the stated maturity date, you will receive $1,000.00 per security.

Example 4. The securities are not automatically called. The hypothetical ending value of the lowest performing Underlying on the final calculation day is less than its hypothetical threshold value and the maturity payment amount is less than the principal amount:

	Financial Select Sector SPDR® Fund	Utilities Select Sector SPDR® Fund	Dow Jones Industrial Average®
Hypothetical starting value:	100.00	100.00	100.00
Hypothetical closing value on each call date prior to the final calculation day:	Various (all below starting value)	Various (all below starting value)	Various (all below starting value)
Hypothetical ending value:	90.00	40.00	110.00
Hypothetical threshold value:	75.00	75.00	75.00

Step 1: Determine which Underlying is the lowest performing Underlying on the hypothetical final call date.

In this example, the Utilities Select Sector SPDR® Fund has the lowest underlying return and is, therefore, the lowest performing Underlying on the final call date.

Step 2: Determine whether the securities will be automatically called on the applicable call settlement date and, if not, determine the maturity payment amount.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the Dow Jones Industrial Average® due May 10, 2029

Because the hypothetical closing value of the lowest performing Underlying on each call date (including the final calculation day) is less than its hypothetical starting value, the securities are not automatically called.

Because the hypothetical ending value of the lowest performing Underlying on the final calculation day is less than its hypothetical threshold value, you will lose a portion of the principal amount of your securities and receive the maturity payment amount equal to $400.00 per security, calculated as follows:

$1,000 + ($1,000 × underlying return of the lowest performing Underlying on the final calculation day)

$1,000 + ($1,000 × -60.00%)

= $400.00

On the stated maturity date, you will receive $400.00 per security.

This example illustrates that you will be fully exposed to a decrease in the value of the lowest performing Underlying if the securities are not automatically called and the ending value of the lowest performing Underlying on the final calculation day is less than its threshold value, even if the ending values of the other Underlyings have appreciated or have not declined below their respective threshold values.

If the securities are not automatically called and the ending value of the lowest performing Underlying on the final calculation day is less than its threshold value, you will have full downside exposure to the decrease in the value of that Underlying from its starting value, and you will lose more than 25%, and possibly all, of the principal amount of your securities at maturity.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term or until automatically called.  These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market.  If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the Dow Jones Industrial Average® due May 10, 2029

The Financial Select Sector SPDR® Fund

The Financial Select Sector SPDR® Fund is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Financial Select Sector Index, which we refer to as the fund underlying index with respect to the Financial Select Sector SPDR® Fund. The Financial Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® financial sector of the S&P 500® Index, which currently includes companies in the following industries: financial services; insurance; banks; capital markets; mortgage real estate investment trusts (“REITs”); and consumer finance. For additional information about the Financial Select Sector SPDR® Fund, see “Fund Descriptions — The Select Sector SPDR® Funds” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the Financial Select Sector SPDR® Fund based on the daily historical closing values of the Financial Select Sector SPDR® Fund from January 2, 2020 through May 7, 2025. The closing value of the Financial Select Sector SPDR® Fund on May 7, 2025 was $49.45. We obtained the closing values above and below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing values above and below may have been adjusted by Bloomberg for actions taken by the Financial Select Sector SPDR® Fund, such as stock splits.

The historical closing values of the Financial Select Sector SPDR® Fund should not be taken as an indication of future performance, and no assurance can be given as to the closing value of the Financial Select Sector SPDR® Fund on any call date. There can be no assurance that the performance of the Financial Select Sector SPDR® Fund will result in the return of any of your principal amount.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the Dow Jones Industrial Average® due May 10, 2029

The Utilities Select Sector SPDR® Fund

The Utilities Select Sector SPDR® Fund is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Utilities Select Sector Index, which we refer to as the fund underlying index with respect to the Utilities Select Sector SPDR® Fund. The Utilities Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® utilities sector of the S&P 500® Index, which currently includes companies in the following industries: electric utilities; water utilities; multi-utilities; independent power and renewable electricity producers; and gas utilities. For additional information about the Utilities Select Sector SPDR® Fund, see “Fund Descriptions — The Select Sector SPDR® Funds” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the Utilities Select Sector SPDR® Fund based on the daily historical closing values of the Utilities Select Sector SPDR® Fund from January 2, 2020 through May 7, 2025. The closing value of the Utilities Select Sector SPDR® Fund on May 7, 2025 was $80.75. We obtained the closing values above and below from Bloomberg, without independent verification. The closing values above and below may have been adjusted by Bloomberg for actions taken by the Utilities Select Sector SPDR® Fund, such as stock splits.

The historical closing values of the Utilities Select Sector SPDR® Fund should not be taken as an indication of future performance, and no assurance can be given as to the closing value of the Utilities Select Sector SPDR® Fund on any call date. There can be no assurance that the performance of the Utilities Select Sector SPDR® Fund will result in the return of any of your principal amount.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the Dow Jones Industrial Average® due May 10, 2029

The Dow Jones Industrial Average®

The Index consists of 30 common stocks chosen as representative of the broad market of U.S. industry. For additional information about the Index, see “Equity Index Descriptions — The Dow Jones Industrial Average®” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the Index based on the daily historical closing values of the Index from January 2, 2020 through May 7, 2025. The closing value of the Index on May 7, 2025 was 41,113.97. We obtained the closing values above and below from Bloomberg, without independent verification.

The historical closing values of the Index should not be taken as an indication of future performance, and no assurance can be given as to the closing value of the Index on any call date. There can be no assurance that the performance of the Index will result in the return of any of your principal amount.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the Dow Jones Industrial Average® due May 10, 2029

Tax Considerations

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. WF-1-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of securities.

Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the securities as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of securities at the issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our representation that the securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel believes that these regulations should not apply to the securities with regard to non-U.S. Holders, and we have determined to treat the securities as not being subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the Dow Jones Industrial Average® due May 10, 2029

Validity of the Securities and the Guarantees

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the securities offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2023, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24, 2023.